UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

P3 Health Partners Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40033	85-2992794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 300

Henderson, NV 89074

(Address of Principal Executive Offices)

(702) 910-3950

(Registrant’s Telephone Number, Including Area Code)

Foresight Acquisition Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On December 3, 2021 (the “Closing Date”), P3 Health Partners Inc. (f/k/a Foresight Acquisition Corp. (“Foresight”)) (the “Company”) consummated the previously announced business combinations (the “Business Combinations”) pursuant to (1) the agreement and plan of merger, dated as of May 25, 2021 (as amended, the “Merger Agreement”), by and among Foresight, P3 Health Group Holdings, LLC, a Delaware limited liability company (“P3 Health Group Holdings”), and FAC Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Foresight (“Merger Sub”), and (2) the transaction and combination agreement, dated as of May 25, 2021 (as amended, the “Transaction and Combination Agreement” and together with the Merger Agreement, the “Transaction Agreements”), by and among Foresight, FAC-A Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Foresight (“Merger Corp-A”), FAC-B Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Foresight (“Merger Corp-B” and, together with Merger Corp-A, the “Merger Corps” and each, a “Merger Corp”), CPF P3 Blocker-A, LLC, a Delaware limited liability company (“Blocker-A”), CPF P3 Blocker-B, LLC, a Delaware limited liability company (“Blocker-B” and, together with Blocker-A, the “Blockers” and each, a “Blocker”), CPF P3 Splitter, LLC, a Delaware limited liability company (“Splitter”), Chicago Pacific Founders Fund-A, L.P., a Delaware limited partnership (“Blocker A Seller”), and Chicago Pacific Founders Fund-B, L.P., a Delaware limited partnership (“Blocker B Seller” and, together with Blocker A Seller, the “Blocker Sellers” and each, a “Blocker Seller”), pursuant to which, among other things, P3 Health Group Holdings merged with and into Merger Sub (the “P3 Merger”), with Merger Sub as the surviving company, which was renamed P3 Health Group, LLC (“P3 LLC”), and the Merger Corps merged with and into the Blockers, with the Blockers as the surviving entities and wholly-owned subsidiaries of Foresight (collectively, the “Business Combinations”). Upon completion of the Business Combinations (the “Closing”), the Company and P3 LLC were organized in an “Up-C” structure in which all of the P3 LLC operating subsidiaries are held directly or indirectly by P3 LLC, and the Company directly owned approximately 17.1% of P3 LLC and became the sole manager of P3 LLC. Capitalized terms used in this Current Report on Form 8-K, but not otherwise defined herein, have the meanings given to them in the Merger Agreement.

Following the Closing, substantially all of the Company’s assets and operations are held and conducted by P3 LLC and its subsidiaries, and the Company’s only assets are equity interests in P3 LLC. In connection with the Closing, the Company changed its name from “Foresight Acquisition Corp.” to “P3 Health Partners Inc.” Unless the context otherwise requires, “we,” “us,” “our,” “P3” and the “Company” refer to the combined company and its subsidiaries. “Foresight” refers to the Company prior to the Closing, and “P3 LLC” refers to (i) with respect to periods prior to the consummation of the Business Combinations, FAC Merger Sub LLC, a Delaware limited liability company, and (ii) with respect to periods after the consummation of the Business Combinations, the surviving entity of the P3 Merger, which was renamed P3 Health Group, LLC.

The foregoing description of the Merger Agreement and the Transaction and Combination Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement and the Transaction and Combination Agreement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K. A more detailed description of the Business Combinations and related transactions can be found in Foresight’s definitive proxy statement in connection with the solicitation of proxies from Foresight’s stockholders to approve the Business Combinations and related transactions filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2021, as supplemented on November 29, 2021 (the “Proxy Statement”).

Item 1.01.  Entry into a Material Definitive Agreement.

Second Amendment to Merger Agreement

On December 3, 2021, Foresight, Merger Sub and P3 Health Group Holdings entered into an Amendment and Waiver (the “MA Amendment”) to the Merger Agreement. Pursuant to the MA Amendment,

•	Foresight waived any right it may have to terminate the Merger Agreement based upon the timing of P3 Health Group Holdings’ delivery of its 2018 financial statements.

•	The Merger Agreement was amended to reflect that six percent (6%) of the total outstanding shares of the outstanding common stock (on a fully-diluted basis) immediately after the effective time of the Business Combinations will be reserved for issuance under the 2021 Plan (instead of fifteen percent (15%)).

•	The parties waived a condition to obtain a governmental consent as a result of the parties’ determination that the consent is not necessary to complete the Business Combinations.

•	The parties acknowledged certain technical changes to the documents attached as exhibits to the Merger Agreement.

The foregoing description of the MA Amendment is qualified in its entirety by the full text of the MA Amendment, a copy of which is attached hereto as Exhibit 2.4 and is incorporated herein by reference.

First Amendment to Transaction and Combination Agreement

On December 3, 2021, Foresight, the Merger Corps, the Blockers, Splitter and the Blocker Sellers entered into a First Amendment to the Transaction and Combination Agreement (the “T&C Amendment”). Pursuant to the T&C Amendment, the Blocker Sellers acknowledged that a portion of the consideration otherwise payable to the Blocker Sellers under the Transaction and Combination Agreement was to be placed into escrow pursuant to the Escrow Agreement and the effect of certain other provisions of the Escrow Agreement.

The foregoing description of the T&C Amendment is qualified in its entirety by the full text of the T&C Amendment, a copy of which is attached hereto as Exhibit 2.5 and is incorporated herein by reference.

Registration Rights and Lock-Up Agreement

In connection with the Business Combinations, on the Closing Date, the Company, Foresight Sponsor Group, LLC, Foresight’s sponsor (the “Sponsor”), and FA Co-Investment LLC, an affiliate of one of the underwriters in the IPO (together with the Sponsor, the “Sponsors”), certain of the former equityholders of P3 Health Group Holdings (the “P3 Sellers”), Brian Gamache, John Svoboda and Robert Zimmerman entered into that certain Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”). The terms of the Registration Rights and Lock-Up Agreement are described in the Proxy Statement in the section entitled “Stockholder Proposal No. 1—The Business Combinations Proposal—Related Agreements—Registration Rights and Lock-Up Agreement” beginning on page 151 of the Proxy Statement, which is incorporated herein by reference.

The foregoing description of the Registration Rights and Lock-Up Agreement is qualified in its entirety by the full text of the Registration Rights and Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of P3 LLC

Following completion of the Business Combinations, we operate our business through P3 LLC (as the successor of P3 Health Group Holdings) and its subsidiaries. On the Closing Date, the Company, P3 LLC and the members of P3 LLC named therein entered into the amended and restated limited liability company agreement (the “P3 LLC A&R LLC Agreement”), which sets forth, among other things, the rights and obligations of the members of P3 LLC after the Closing.

The terms of the P3 LLC A&R LLC Agreement are described in the Proxy Statement in the section entitled “Stockholder Proposal No. 1—The Business Combinations Proposal—Related Agreements—Amended and Restated Limited Liability Company Agreement of P3 LLC” beginning on page 145 of the Proxy Statement, which is incorporated herein by reference.

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The foregoing description of the P3 LLC A&R LLC Agreement is qualified in its entirety by the full text of the P3 LLC A&R LLC Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Tax Receivable Agreement

In connection with the Business Combinations, on the Closing Date, the Company, certain members of P3 LLC, P3 LLC and the other TRA Holders (as defined in the Tax Receivable Agreement) entered into a tax receivable agreement (the “Tax Receivable Agreement”). The terms of the Tax Receivable Agreement are described in the Proxy Statement in the section entitled “Stockholder Proposal No. 1 — The Business Combinations Proposal — Related Agreements — Tax Receivable Agreement” beginning on page 148 of the Proxy Statement, which is incorporated herein by reference.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Indemnification Agreements

Concurrently with the Closing, the Company entered into indemnification agreements with Greg Wasson, Sherif Abdou, Amir Bacchus, Mark Thierer, Lawrence B. Leisure, Mary Tolan, Greg Kazarian, Thomas E. Price, Jeffrey G. Park and Eric Atkins, each of whom became or continued as a director and/or executive officer of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the indemnification agreements, the form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Term Loan Agreement

On November 19, 2020, P3 Health Group Holdings entered into a Term Loan Agreement (as amended, the “Term Loan Agreement”) with CRG Servicing, LLC (“CRG”). The Term Loan Agreement provides for a term loan in aggregate principal amount of up to $100.0 million (the “Term Loan”), of which $52.8 million has been drawn as of September 30, 2021. Borrowings under the Term Loan may be used for general working capital needs. As of September 30, 2021 P3 LLC had access to an additional $47.2 million of availability under the Term Loan (of which $22.2 million may be drawn up through December 31, 2021 and $25.0 million which may be drawn up through February 28, 2022). The Term Loan matures on December 31, 2025.

The Term Loan Agreement requires P3 Health Group Holdings (and after the Closing, “P3 LLC”) to comply with certain financial covenants. The financial covenants require P3 Health Group Holdings (and after the Closing, P3 LLC) to maintain minimum liquidity, as defined in the agreement, of $5.0 million and annual consolidated revenue of at least $395.0 million for 2021, $460.0 million for 2022, $525.0 million for 2023, $585.0 million for 2024 and $650.0 million for 2025. The Term Loan Agreement also contains customary covenants that restrict P3 Health Group Holdings’ (and after the Closing, P3 LLC’s) and its subsidiaries’ ability to incur indebtedness and liens and make restricted payments. For certain days in September 2021, minimum liquidity for P3 Health Group Holdings, fell below $5.0 million. P3 LLC has obtained a waiver of the debt covenant violation that occurred on those days.

The maturity date of the Term Loan may be accelerated as a remedy under certain default provisions in the Term Loan Agreement, or in the event a mandatory prepayment trigger occurs. Interest is payable at 12.0% per annum on a quarterly cycle, and management may elect to pay the full 12.0% in cash (or at 8.0% with the remaining 4.0% being added to principal as “paid in kind” (“PIK”) for a period of three years). Commencing in March of 2021, P3 LLC has elected to pay 8.0% with the remaining 4.0% being added to principal as PIK interest for a period of three years (or twelve payments), in lieu of the full 12.0% in cash. The PIK is subject to acceleration in the event certain occurrences in the Term Loan Agreement are triggered. The lender also received ten-year warrants to purchase 858,351 shares of Series D Preferred Units of P3 Health Group Holdings at $4.68 per unit. These warrants were exercised on a net exercise basis immediately prior to and in connection with the closing of the Business Combinations.

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P3 Health Group Holdings, (and after the Closing, P3 LLC’s) obligations under the Term Loan Agreement are guaranteed by P3 Health Group Holdings, (and after the Closing, P3 LLC’s) subsidiaries (subject to certain customary exceptions) and secured by a first priority security interest in substantially all of P3 Health Group Holdings, (and after the Closing, P3 LLC’s) and such subsidiary guarantors’ assets (subject to certain customary exceptions).

On, December 3, 2021, P3 LLC and certain of its subsidiaries entered into an amendment to the Term Loan Agreement (the “First Amendment to Term Loan Agreement”). The First Amendment to Term Loan Agreement permits the Business Combinations, the other transactions contemplated by the Merger Agreement and the entering into the documentation related thereto, including the P3 LLC A&R LLC Agreement and the Tax Receivable Agreement, and makes certain related amendments to the covenants in the Term Loan Agreement.

The foregoing description of the Term Loan Agreement and First Amendment to Term Loan Agreement is qualified in its entirety by the full text of the First Amendment to Term Loan Agreement and conformed copy of Term Loan Agreement attached as Annex A thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Escrow Agreement

On December 3, 2021, the Company entered into an escrow agreement (the “Escrow Agreement”) among the Company, P3 Health Group Holdings, P3 LLC, Hudson Vegas Investment SPV, LLC (the “Class D Member”), Mary Tolan and Sherif Abdou (the “Unitholder Representatives”) and PNC Bank, N.A. (“Escrow Agent”). Pursuant to the Escrow Agreement, certain of the consideration for the Business Combinations was set aside in an escrow until resolution of the disputes described below.

At Closing, (i) cash, certain units of P3 LLC (“P3 LLC Units”) and shares of Class V Common Stock and Class A Common Stockwere placed in escrow, to be allocated upon resolution of the dispute regarding the Class D purchase option described on Pages 233-234 of the Proxy Statement (the “Class D Dispute”), and (ii) certain members of P3 LLC (the “Contributing P3 Equityholders”) contributed cash, and Hudson contributed P3 LLC Units and shares of Class V Common Stock, into escrow, to be allocated upon resolution of a dispute regarding Hudson’s right to a preference on the cash portion of the Merger consideration (the “Cash Preference Dispute”). If the Class D Dispute is (i) resolved in favor of Hudson, Hudson will receive cash, the P3 LLC Units and shares of Class V Common Stock escrowed for the Class D Dispute and the shares of Class A Common Stock escrowed for the Class D Dispute will be retired or (ii) resolved in favor of the former members of P3 Health Group Holdings (other than Hudson), the former members of P3 Health Group Holdings (including Hudson) will receive cash, the P3 LLC Units and Class V Common Stock or shares of Class A Common Stock, as applicable, escrowed for the Class D Dispute. If the Cash Preference Dispute is (i) resolved in favor of Hudson, the Contributing P3 Equityholders will receive the P3 LLC Units and shares of Class V Common Stock escrowed for the Cash Preference Dispute or shares of Class A Common Stock, as applicable, and Hudson will receive cash, or (ii) resolved in favor of the former members of P3 Health Group Holdings (other than Hudson), Hudson will receive the P3 LLC Units and shares of Class V Common Stock escrowed for the Cash Preference Dispute and the Contributing P3 Equityholders will receive cash.

In the Escrow Agreement, the parties authorized the Unitholder Representatives to direct the voting power of any of the securities in escrow, as applicable, on any matter put to a vote of the applicable securityholders in accordance with the proportional vote totals that such matter received by all voting securities other than those in escrow.

The foregoing description of the Escrow Agreement is qualified in its entirety by the full text of the Escrow Agreement, a copy of which is attached hereto as Exhibit 10.18 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the section entitled “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in P3 LLC. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Foresight was immediately before the Business Combinations, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combinations, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

•	the benefits of the Business Combinations;

•	our future financial performance following the Business Combinations;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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•	our ability to complete acquisitions of other businesses;

•	expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to maintain the listing of our Class A Common Stock on NASDAQ following the Business Combinations;

•	the risk that the Business Combinations disrupt current plans and operations as a result of the consummation of the transactions described herein;

•	our ability to recognize the anticipated benefits of the Business Combinations, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combinations;

•	costs related to the Business Combinations;

•	changes in applicable laws or regulations;

•	the possibility the Company may be adversely affected by other economic, business and/or competitive factors; and

•	other risks and uncertainties including those set forth in the “Risk Factors” section in the Proxy Statement beginning on page 53 of the Proxy Statement, which is incorporated herein by reference.

Business and Properties

The business and properties of Foresight prior to the Business Combinations are described in the Proxy Statement in the section entitled “Information About Foresight” beginning on page 194 of the Proxy Statement, which is incorporated herein by reference. The business of P3 is described in the Proxy Statement in the section entitled “Information About P3” beginning on page 213 of the Proxy Statement, which is incorporated herein by reference.

P3’s principal executive offices are located at 2370 Corporate Circle, Suite 300, Henderson, NV 89074, and P3’s telephone number is (702) 910-3950. Our website is ir.p3hp.org. None of the information contained on, or that may be accessed through, our website is part of, or incorporated into, this report.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 53, which is incorporated herein by reference.

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Selected Historical Financial Information of the Company

The selected historical financial information of P3 Health Group Holdings and its subsidiaries for the years ended December 31, 2020 and 2019, and the unaudited nine month periods ended September 30, 2021 and 2020 are set forth below.

($s in thousands)	Year Ended December 31,		Nine Months Ended September 30, (unaudited)
	2019	2020	2020	2021
Revenue:
Capitated revenue	$138,728	$471,551	$351,018	$447,137
Other patient service revenue	7,167	13,990	9,646	12,366
Total revenues	$145,895	$485,541	$360,664	$459,503
Operating expenses:
Medical expense	141,442	485,513	348,258	459,233
Premium deficiency reserve	6,364	(20,539)	(1,305)	4,600
Corporate, general & administrative expenses	36,424	53,390	36,774	53,883
Sales & marketing expense	802	1,503	631	1,118
Depreciation expense	399	795	613	1,219
Total operating expense	185,431	520,662	384,971	520,053
Loss from operations	$(39,536)	$(35,121)	$(24,307)	$(60,550)
Other expense:
Interest income (expense), net	(3,479)	(9,970)	(6,878)	(13,131)
Other	98	(291)	-	(12,063)
Total other expense	(3,381)	(10,261)	(6,878)	(25,194)
Net income (loss)	$(42,917)	$(45,382)	$(31,185)	$(85,744)
Net income (loss) attributable to non-controlling interests	(7,908)	(4,307)	(3,450)	(8,044)
Net income (loss) attributable to controlling interests	$(35,009)	$(41,075)	$(27,735)	$(77,770)

Supplemental Unaudited Presentation of Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

By definition, EBITDA consists of net income (loss) before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to add back the effect of transaction expenses for the Business Combinations, and certain non-cash expenses, such as mark-to-market warrant expense, premium deficiency reserves and stock-based compensation expense. The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA using data derived from our consolidated financial statements for the periods indicated (dollars in thousands).

($s in thousands)	Year Ended December 31,		Nine Months Ended September 30, (unaudited)
	2019	2020	2020	2021
Net income (loss)	$(42,917)	$(45,382)	$(31,185)	$(85,744)
Interest (income) expense, net	3,479	9,970	6,878	13,131
Income tax expense	—	148	—	—
Depreciation expense	399	795	613	1,219
Mark-to-market warrant expense	—	—	—	12,063
Premium deficiency reserve	6,364	(20,539)	(1,305)	4,600
Transaction expense, Business Combinations	—	—	—	919
Stock-based compensation	474	447	651	1,379
EBITDA, adjusted	$(32,201)	$(54,560)	$(24,348)	$(52,433)

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Adjusted EBITDA is a non-GAAP financial measure. We present Adjusted EBITDA because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, debt principal repayments, and other expenses defined above, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA set forth above and not rely on any single financial measure to evaluate our business.

($s in thousands)	September 30, 2021 (unaudited)
Consolidated Balance Sheet Data:
Cash and restricted cash	$4,683
Health plan settlement receivables	$45,847
Working capital (1)	$(64,778)
Total assets	$78,505
Long-term debt (excluding current portion)	$59,358
Total members deficit	$(179,247)

(1)	P3 Health Group Holdings defines working capital as current assets less current liabilities.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of P3 Health Group Holdings and Foresight as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of P3 Health Group Holdings for the nine months ended September 30, 2021 and 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combinations” beginning on page 263 of the Proxy Statement, which is incorporated herein by reference.

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Directors

Effective as of the Closing, the size of the board of directors of the Company (the “Board”) was set at nine members. Each of Michael Balkin, Robert Zimmerman and John Zvoboda resigned as directors of the Company effective as of the Closing. Effective as of the Closing, each of Sherif Abdou, Amir Bacchus, Mark Thierer, Lawrence B. Leisure, Mary Tolan, Greg Kazarian, Thomas E. Price, and Jeffrey G. Park was elected to serve on the Board.

Greg Wasson, Sherif Abdou, and Greg Kazarian will serve as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2022. Mark Thierer, Amir Bacchus, and Lawrence B. Leisure will serve as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2023. Mary Tolan, Jeffrey G. Park, and Thomas E. Price will serve as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2024. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combinations” beginning on page 263 of the Proxy Statement, which is incorporated herein by reference.

Independence of Directors

The Board has determined that each of the directors of the Company other than Sherif Abdou, Amir Bacchus and Greg Kazarian qualify as independent directors, as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements.

The Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee and a Compensation and Nominating Committee. Each of the committees reports to the Board.

The Board appointed Messrs. Park, Wasson and Price to serve on the Audit Committee, with Mr. Park serving as Chair of the Audit Committee. The board of directors appointed Messrs. Wasson, Price and Leisure and Ms. Tolan to serve on the Compensation and Nominating Committee, with Ms. Tolan serving as Chair of the Compensation and Nominating Committee. Information with respect to the Company’s Audit Committee, Compensation and Nominating Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combinations — Committees of the Board of Directors” beginning on page 266 of the Proxy Statement, which is incorporated herein by reference.

Executive Officers

Effective as of the Closing, Michael Balkin resigned as the Chief Executive Officer of the Company and Gerald Muizelaar resigned as the Chief Financial Officer of the Company.

Effective as of the Closing, the Board appointed the following individuals as the Company’s executive officers: Sherif Abdou was appointed to serve as the Chief Executive Officer, Amir Bacchus was appointed to serve as Chief Medical Officer and Eric Atkins was appointed to serve as Chief Financial Officer. The biographical information for the new executive officers set forth in the Proxy Statement in the section entitled “Management After the Business Combinations” beginning on page 263 of the Proxy Statement, is incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement in the section entitled “Executive Compensation — P3 — Non-Employee Director Compensation” on page 261 of the Proxy Statement, which is incorporated herein by reference.

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Executive Compensation

Information with respect to the compensation of the Company’s named executive officers is set forth in the Proxy Statement in the section entitled “Executive Compensation — P3” beginning on page 256 of the Proxy Statement, which is incorporated herein by reference.

2021 Incentive Award Plan

On December 3, 2021, the stockholders of Company approved the P3 Health Partners Inc. 2021 Incentive Award Plan (the “2021 Plan”), effective upon Closing. The description of the 2021 Plan is set forth in the section entitled “Stockholder Proposal No. 6 — The 2021 Plan Proposal” beginning on page 188 of the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the 2021 Plan is filed as Exhibit 10.12 to this Current Report on Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock upon the completion of the Business Combinations by:

•	each person known by the Company to be the beneficial owner of more than 5% of the shares of any class of the Company’s common stock;

•	each of the Company’s named executive officers and directors; and

•	all officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock after the Business Combinations is based on 243,603,813 shares of common stock outstanding, of which 41,578,890 shares are Class A Common Stock and 202,024,923 shares are Class V Common Stock. The expected beneficial ownership percentages set forth below do not take into account (a) warrants that remain outstanding immediately following the Business Combinations and may be exercised thereafter (commencing 30 days after the Closing), or (b) shares of Class A Common Stock reserved for issuance under the 2021 Plan.

The number of shares beneficially owned by the holders in the table below assume the maximum number of P3 LLC Units and shares of Class V Common Stock or shares of Class A Common Stock, as applicable, are released from the escrows described under “Escrow Agreement” in Item 1.01 of this Current Report on Form 8-K to each holder.

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Except as described above and unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Class V Common Stock and Class A Common Stock beneficially owned by them.

	Class A Common Stock	% of Class	Class V Common Stock (1)	% of Class	Total Voting Power (2)
Directors and Named Executive Officers
Mark Thierer	—	—%	—	—%	—%
Sherif Abdou(3)	—	—%	28,185,982	14.0%	11.6%
Amir Bacchus(4)	—	—%	18,790,658	9.3%	7.7%
Greg Wasson	—	—%	—	—%	—%
Lawrence Leisure	—	—%	—	—%	—%
Mary Tolan	—	—%	—	—	—%
Greg Kazarian(5)	—	—%	1,177,659	* %	* %
Thomas Price(5)	—	—%	1,177,659	* %	* %
Jeffrey Park	—	—%	—	—%	—%
Todd Lefkowitz	—	—%	2,546,141	1.3%	1.0%
All Directors and Executive Officers of post-combination Company as a group (9 individuals)(6)	—	—%	49,782,475	24.6%	20.1%
Five Percent Holders:
Chicago Pacific Founders(7)	8,732,517	21.0%	91,269,317	45.2%	41.1%
Hudson Vegas Investment, LLC(8)	—	—%	43,974,331	21.8%	18.1%

*	Less than 1%.

(1)	Class V Common Stock entitles the holder thereof to one vote per share.

(2)	Represents the percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class. See the disclosure in the Proxy Statement in the section entitled “Description of the Company’s Securities—Class V Common Stock.”

(3)	Includes 9,626,075 shares held by the NA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, 3,058,479 shares held by the NA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, 1,408,437 shares held by the NA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees, 9,626,075 shares held by the SA 2021 GRAT, a grantor retained annuity trust of which Dr. Abdou and his spouse serve as trustees, 3,058,479 shares held by the SA 2021 Trust, a trust for the benefit of Dr. Abdou and his children, of which Dr. Abdou and his spouse serve as trustees, and 1,408,437 shares held by the SA Charitable Trust, a charitable remainder trust of which Dr. Abdou, his spouse and his children serve as trustees. Includes an aggregate of 2,653,044 shares being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute.

(4)	Includes 15,032,528 shares held by Dr. Bacchus and 3,758,130 shares held by Charlee Co LLC, of which Dr. Bacchus serves as managing member. Includes 1,768,698 shares being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute.

(5)	Includes 102,785 shares being held in escrow until the resolution of the Class D Dispute.

(6)	Includes 4,671,509 shares being held in escrow until the resolution of the Class D Dispute and the Cash Preference Dispute.

(7)	Includes 89,183,984 shares of Class V Common Stock held by Chicago Pacific Founders Fund, L.P., 2,085,333 shares of Class V Common Stock held by Chicago Pacific Founders GP, L.P., 2,778,931 shares of Class A Common Stock held by Chicago Pacific Founders Fund-A, L.P. and 5,953,586 shares of Class A Common Stock held by Chicago Pacific Founders Fund-B, L.P. The General Partner of each of Chicago Pacific Founders Fund, L.P., Chicago Pacific Founders Fund-A, L.P. and Chicago Pacific Founders Fund-B, L.P. is Chicago Pacific Founders GP, L.P. The General Partner of Chicago Pacific Founders GP, L.P. is Chicago Pacific Founders UGP, LLC, which is managed by Mary Tolan, Lawrence Leisure and Vance Vanier. They are located at 980 North Michigan Avenue, Suite 1998, Chicago, Illinois 60611. Included in the number of shares of Class V Common Stock and Class A Common Stock are 7,224,897 shares of Class V Common Stock and 723,291 shares of Class A Common Stock, respectively, that are subject to escrow until the resolution of the Class D Dispute and the Cash Preference Dispute, as applicable, described above and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those subject to escrow.

(8)	Hudson Vegas Investment Manager, LLC and Daniel Straus each may be deemed to share voting and dispositive power over the shares of Class V Common Stock which are held by Hudson Vegas Investment SPV, LLC. Each of Hudson Vegas Investment Manager, LLC and Daniel Straus disclaims beneficial ownership of any shares other than to the extent they may have a pecuniary interest therein. Included in the number of shares of Class V Common Stock are 1,226,765 shares of Class V Common Stock that are subject to escrow until the resolution of the Cash Preference Dispute described above and 3,315,859 shares of Class V Common Stock that are subject to escrow until the resolution of the Class D Dispute described above, and will be voted in accordance with the proportional vote totals that a matter receives by all voting securities other than those subject to escrow.

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Certain Relationships and Related Party Transactions

Information about relationships and related party transactions of the Company are described in the Proxy Statement in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 287 of the Proxy Statement, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section “Legal Proceedings” on page 233 of the Proxy Statement, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Foresight’s Class A Common Stock and Warrants were historically listed on The Nasdaq Capital Market under the symbols “FORE” and “FORESW,” respectively. On December 6, 2021, the Class A Common Stock and Warrants began trading on The Nasdaq Global Select Market under the new trading symbols “PIII” and “PIIIW,” respectively.

As of the Closing Date following the completion of the Business Combinations, the Company had 41,578,890 shares of Class A Common Stock issued and outstanding held of record by nine holders, 202,024,923 shares of Class V Common Stock issued and outstanding held of record by 40 holders and 10,819,115 Warrants outstanding held of record by three holders.

Dividends

The Company has not paid any cash dividends on its Common Stock to date. Any decision to declare and pay dividends following the Closing will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to declare dividends may be limited by restrictive covenants contained in any existing or future indebtedness of the Company. Further, the Board is not currently contemplating and does not anticipate declaring any dividends in the foreseeable future.

The terms of the Term Loan Agreement restrict the ability of P3 LLC to pay dividends to the Company.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s Class A Common Stock, Class V Common Stock and warrants is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 269 of the Proxy Statement, which is incorporated by reference herein.

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As of the Closing, the Company has authorized 800,000,000 shares of Class A Common Stock, par value $0.0001 per share, 205,000,000 shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Indemnification of Directors and Officers

The Company’s second amended and restated certificate of incorporation provides (i) that the Company shall indemnify, and advance expenses to, each current or former director or officer of the Company to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), (ii) that the Company is authorized to indemnify, and advance expenses to, each current or former employee or agent of the Company to the fullest extent permitted by the DGCL and (iii) that to the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his or her fiduciary duties as a director.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the information set forth under Item 4.01 of this Current Report on Form 8-K relating to the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2021, the Company’s Class A Common Stock and warrants to purchase Class A Common Stock began trading on the Nasdaq Stock Market (“Nasdaq”) under the new ticker symbols PIII and PIIIW, respectively, as a result of the Business Combinations. On December 6, 2021, the Company received a letter from the Staff of the Listing Qualifications Department (the “Staff”) of Nasdaq stating that the Staff has determined that the Company has not complied with the requirements of Nasdaq IM-5101-2 because (i) the Company has not demonstrated that its Class A Common Stock complies with the minimum 300 Round Lot Holder requirement in Listing Rule 5505(a)(3) (the “Round Lot Holder Requirement”) and (ii) the Company’s warrants do not qualify for initial listing since the security underlying the warrant, the Class A Common Stock, does not qualify.

On December 9, 2021, the Company requested an appeal of Nasdaq’s determination and a hearing with the Nasdaq Hearings Panel (the “Panel”), which request has stayed the suspension of the Company’s securities and the filing by Nasdaq of a Form 25-NSE pending the Panel’s decision. The Company believes that it will be able to demonstrate that its Class A Common Stock complies with the minimum 300 Round Lot Holder Requirement prior to the scheduled hearing date, which has not yet been scheduled. However, there can be no assurance that the Company will be able to satisfy the Round Lot Holder Requirement prior to the scheduled hearing date or at all.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

On December 3, 2021, certain investors (the “Subscribers”) purchased from the Company an aggregate of 20,370,307 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $203.7 million, pursuant to separate subscription agreements (the “Subscription Agreements”) entered into effective as of May 25, 2021, as amended by the Consent and Amendment to Subscription Agreement, entered into on November 19, 2021. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

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In connection with the Closing, the Company also issued (i) 8,732,517 shares of Class A Common Stock to the Blocker Sellers (including 723,291 shares of Class A Common Stock held by the escrow agent) pursuant to the Transaction and Combination Agreement, and (ii) 202,024,923 shares of Class V Common Stock to the P3 Sellers other than the Blocker Sellers (including 17,923,782 shares of Class V Common Stock held by the escrow agent), pursuant to the Merger Agreement.

The securities issued pursuant to the Subscription Agreements and to the P3 Sellers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On December 6, 2021, the Audit Committee of the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combinations, and KPMG LLP (“KPMG”), P3 Health Group Holdings’ independent registered public accounting firm prior to the Business Combinations, were notified on December 6, 2021 that they will not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2021.

Disclosures Regarding Marcum

Marcum’s report on Foresight’s balance sheet as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 20, 2020 (inception) through December 31, 2020 and the related notes did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from August 20, 2020 (inception) to December 31, 2020 and the subsequent interim periods through December 6, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that Foresight identified a material weakness in internal controls related to complex financial instruments as described in the Form 10-Q/A for the period ended September 30, 2021.

During the period from August 20, 2020 (inception) to December 31, 2020, and the interim periods through December 6, 2021, Foresight and P3 Health Group Holdings did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Foresight’s and P3 Health Group Holdings’ financial statements, and no written report or oral advice was provided to Foresight and P3 Health Group Holdings by BDO that BDO concluded was an important factor considered by Foresight and P3 Health Group Holdings in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

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Disclosures Regarding KPMG

KPMG’s audit report on P3 Health Group Holdings’ consolidated financial statements which comprise the consolidated balance sheets as of December 31, 2019 and 2020, the related consolidated statements of operations, changes in members’ deficit, and cash flows for the three years ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the three fiscal years ended December 31, 2020, and the subsequent interim period through December 6, 2021, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised P3 Health Group Holdings of material weaknesses related to a lack of effective controls related to evaluating the accounting for certain transactions or events and the need to engage external expertise, and to identifying and accounting for certain transactions associated with incurred but not reported health expense reserves, premium deficiency reserves, claims expense, business combinations, equity awards and controls over journal entry processing, which resulted in certain material corrections to the consolidated financial statements for the years ended December 31, 2018, 2019 and 2020.

During the three fiscal years ended December 31, 2020, and the subsequent interim period through December 6, 2021, P3 Health Group Holdings did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on P3 Health Group Holdings’ consolidated financial statements, and no written report or oral advice was provided to P3 Health Group Holdings by BDO that BDO concluded was an important factor considered by P3 Health Group Holdings in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined above.

The Company has provided KPMG with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from KPMG is attached hereto as Exhibit 16.2.

Item 5.01.  Changes in Control of Registrant.

The information set forth in the section entitled “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately after the Closing, there were approximately 41,578,890 shares of Class A Common Stock outstanding, and in addition, there were approximately 202,024,923 shares of Class V Common Stock outstanding. These share numbers exclude warrants that remain outstanding immediately following the Business Combinations and may be exercised thereafter (commencing 30 days after the Closing).

As a result of the Business Combinations, immediately after the Closing, (a) the pre-Business Combinations public stockholders of Foresight held approximately 1.5% of the voting power of the Company, (b) the Sponsors held approximately 3.6% of the voting power of the Company, (c) the P3 Sellers held approximately 86.5% of the voting power of the Company and (d) the Subscribers held approximately 8.4% of the voting power of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the section entitled “Directors and Executive Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company’s second amended and restated certificate of incorporation (as amended and restated, the “A&R Charter”), which was approved by the stockholders on December 3, 2021, became effective upon filing with the Secretary of State of the State of Delaware.

On the Closing Date, the Company’s amended and restated bylaws (as amended and restated, the “A&R Bylaws”), which were approved by the stockholders on December 3, 2021, became effective.

Copies of the A&R Charter and the A&R Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the A&R Charter and the A&R Bylaws and the general effect of the A&R Charter and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Stockholder Proposal No. 2—The Charter Amendment Proposal” beginning on page 178 of the Proxy Statement, “Stockholder Proposal No. 3 – the Bylaw Amendment Proposal” beginning on page 180 of the Proxy Statement and “Description of Securities—Certain Anti-Takeover Provisions of Our Charter and Bylaws” beginning on page 280 of the Proxy Statement, all which are incorporated herein by reference.

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Item 5.06.  Change in Shell Company Status.

As a result of the Business Combinations, which fulfilled the definition of an initial business combination as required by the certificate of incorporation, Foresight ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Business Combinations are described in the Proxy Statement in the section entitled “Stockholder Proposal No. 1—The Business Combinations Proposal” beginning on page 127, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 3, 2021, the Company issued a press release announcing the completion of the Business Combinations, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired

The unaudited financial statements of P3 Health Group Holdings for the three and nine months ended September 30, 2021 and 2020 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The audited financial statements of P3 Health Group Holdings for the years ended December 31, 2020, 2019 and 2018 and the report of the independent registered public accounting firm are set forth in the Proxy Statement beginning on page F-71 of the Proxy Statement and are incorporated herein by reference.

(b)       Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d)       Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 25, 2021, by and between Foresight, P3 Health Group Holdings, LLC, FAC Merger Sub LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 1, 2021).
2.2	Transaction and Combination Agreement, dated as of May 25, 2021, by and among Foresight, the Merger Corps, the Blockers, Splitter and the Blocker Sellers (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 1, 2021).
2.3	First Amendment to Merger Agreement, dated as of November 21, 2021, by and among Foresight, Merger Sub and P3 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on November 22, 2021).
2.4	Second Amendment, dated as of December 3, 2021, to the Agreement and Plan of Merger, dated as of May 25, 2021, by and among Foresight Acquisition Corp. (“Foresight”), FAC Merger Sub LLC and P3 Health Group Holdings, LLC.
2.5	The First Amendment to the Transaction and Combination Agreement between Foresight, the Merger Corps, the Blockers, Splitter and the Blocker Sellers

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3.1	Second Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-251978), filed on January 19, 2021).
4.2	Warrant Agreement, dated February 9, 2021, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 16, 2021).
4.3	Form of Warrant Certificate of the Company (included in Exhibit 4.2)
10.1	First Amendment to Term Loan Agreement, Termination of Management Rights Letter and Consent, dated as of December 3, 2021, by among P3 Health Group Holdings, LLC, as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CRG Servicing LLC, as administrative agent and collateral agent (including a conformed copy of the Amended Term Loan Agreement attached as Annex A thereto).
10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on June 1, 2021).
10.3	Form of Consent and Amendment to Subscription Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 22, 2021).
10.4	Registration Rights and Lock-up Agreement, dated December 3, 2021, by and among the registrant, Foresight Sponsor Group, LLC, FA Co-Investment LLC and the P3 Sellers party thereto.
10.5	P3 Health Group, LLC Amended and Restated Limited Liability Agreement, dated as of December 3, 2021, by and among P3 Health Group, LLC, the registrant and each of the other members party thereto.
10.6	Tax Receivable Agreement, dated as of December 3, 2021, by and among P3 Health Group, LLC and the members of P3 Health Group, LLC from time to time party thereto.
10.7	Form of Indemnification Agreement for directors and executive officers.
10.8	Form of Indemnification Agreement for sponsor affiliated directors.
10.9	Employment Agreement, by and between P3 Health Group Holdings, LLC and Sherif Abdou.
10.10	Employment Agreement, by and between P3 Health Group Holdings, LLC and Amir Bacchus.

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10.11	Offer Letter Agreement, dated as of March 13, 2017, by and between P3 Health Group Holdings, LLC and Todd Lefkowitz.
10.12	P3 Health Partners Inc. 2021 Incentive Award Plan.
10.13	Form of Restricted Stock Unit Award Agreement under the P3 Health Partners Inc. 2021 Incentive Award Plan.
10.14	Form of Stock Option Award Agreement under the P3 Health Partners Inc. 2021 Incentive Award Plan.
10.15	P3 Health Group Holdings, LLC 2017 Management Incentive Plan.
10.16	Form of Incentive Unit Award Agreement under the P3 Health Group Holdings, LLC 2017 Management Incentive Plan.
10.17	Form of Joinder and Waiver Agreement
10.18	Escrow Agreement, dated as of December 3, 2021, by and among the Company, P3 Health Group Holdings, LLC, P3 Health Group LLC, Hudson Vegas Investment SPV, LLC, Mary Tolan and Sherif Abdou, as unitholder representatives and PNC Bank, N.A.
16.1	Letter from Marcum LLP.
16.2	Letter from KPMG LLP.
21.1	List of Subsidiaries.
99.1	Unaudited financial statements of P3 Health Group Holdings, LLC for the three and nine months ended September 30, 2021, and 2020 and Management’s Discussion and Analysis of Financial Condition and Results of Operations of P3 Health Group Holdings, LLC for the three and nine months ended September 30, 2021 and 2020.
99.2	Unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
99.3	Press Release announcing the completion of the Business Combinations.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2021	P3 HEALTH PARTNERS INC.

	By:	/s/ Eric Atkins
	Name: Title:	Eric Atkins Chief Financial Officer

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